Exhibit 10.6

CONSULTING AGREEMENT

Consulting Agreement (the “Agreement”) dated May 17, 2011 (the “Effective Date”) between The Providence Service Corporation and its assignees (collectively, the “Company”), and Terrence Cryan (the “Consultant”).

WHEREAS, the Consultant served on the Company’s Board of Directors since May 2009 and his term as a member of the Company’s Board of Directors will expire on the date immediately following the Effective Date; and

WHEREAS, the Company recognizes that the Consultant possesses knowledge and expertise in the healthcare business and will provide valuable assistance to the Company; and

WHEREAS, the Consultant is desirous of committing himself to serve the Company on the terms provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties contained in this Agreement, the parties hereto agree as follows:

1. Engagement and Duties of Consultant. The Company hereby engages the Consultant, and the Consultant hereby agrees to be engaged as a consultant to the Company for period commencing on the Effective Date and ending on the one year anniversary of the Effective Date (the “Term”), unless sooner terminated by the Company, to perform such consulting services as requested from time to time by the Board of Directors and management of the Company including, without limitation, evaluating opportunities in the healthcare industry (the “Business”) and assisting the Company with developing services applicable to the Business (the “Services”). The Company shall have the right at any time, exercisable upon ten (10) calendar days advance written notice, to terminate this Agreement. In the event the Company terminates this Agreement, the Consultant shall be entitled to receive the balance of the monthly payments through the end of the Term. The services described in this Section 1 shall be rendered by Consultant without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may determine.

2. Time Commitment of the Consultant. During the term of this Agreement, the Consultant shall make himself available for and at such times as may be required by the Company for the business of the Company, and shall perform the duties of his engagement as provided herein, promptly, with fidelity, and to the best of his ability.

3. Compensation. As compensation for the Consultant’s services, the Company hereby agrees to pay the Consultant, and the Consultant agrees to accept as full compensation for his services, an monthly fee of $8,000 to be paid on the 15th day of each calendar month during the Term, less such deductions or amounts to be withheld as shall be required by applicable law and regulations. These payments will terminate upon the death of the Consultant.

The unvested restricted stock granted to the Consultant on May 13, 2009 and June 14, 2010 (consisting of 1,334 and 5,750 shares, respectively) shall be accelerated such that these shares shall vest on the Effective Date. The portion of the stock options which were granted to the Consultant on May 13, 2009 and June 14, 2010 (the “Options”) which are vested as of the Effective Date shall be exercisable for a period of one year following the Effective Date. The portion of the Options which are unvested as of the Effective Date shall vest as to one twelfth ( 1/12) of the shares covered thereby on the last day of each month commencing May 31, 2011 and shall be exercisable for a period of one year following the Effective Date.

The Company shall not be required to reimburse the Consultant for expenses incurred by him in the performance of his duties hereunder.

4. Confidentiality; Use of Name. Consultant shall not divulge or disclose to third parties, without the written consent of the Company, any material information obtained on or after the date of this Agreement from or through the Company in connection with Consultant’s performance of his obligations as a director or under this Agreement which can reasonably be determined to be proprietary or confidential, unless (a) such information is known by Consultant prior to obtaining it from the Company, (b) such information is already available in the public domain or (c) the information is obtained by Consultant from a third party who, to the knowledge of Consultant, did not receive it directly or indirectly from the Company (“Confidential Information”). Consultant acknowledges that he may have access to confidential, proprietary and sensitive information and materials regarding the Company and agrees to maintain the confidentiality of all such information and materials and to use any such materials solely for the purpose of his performance of his obligations under this Agreement. The foregoing notwithstanding, Consultant may disclose Confidential Information to the extent required by applicable federal, state or local law, regulation, court order, or other legal process, provided he has given the Company prior written notice of such required disclosure and, to the extent reasonably possible, has given the Company an opportunity to contest such required disclosure at the Company’s expense.

At no time during or after the Term shall Consultant, directly or indirectly, disparage the commercial, business, professional or financial, as the case may be, reputation of the company or its officers, directors or employees.

The Consultant further acknowledges that the Company is a public company and that the Consultant will not purchase or sell any of the Company’s securities while in possession of any material non-public information acquired as a result of the Services performed pursuant to this Agreement without the prior consent of the Company’s General Counsel.

Notwithstanding anything in this Agreement to the contrary, the Consultant may not use the Company’s name in his marketing and promotional materials without the Company’s written consent.

5. Ownership of Property. The ownership of the materials, information and techniques used or developed in connection with the Services shall be as follows:

(a) The materials, information and techniques supplied by the Company for use by the Consultant, and all summaries and extracts of any of them shall be the exclusive property of the Company. The Consultant shall return to the Company any materials provided by the Company promptly upon request and will not retain any copies in any form of any such information.

(b) Any written materials developed or prepared by the Consultant in connection with the Services shall be the property of the Company.

(c) All forms, computer programs, formulae, methods, techniques and other non-written materials (whether similar or dissimilar to any of the foregoing) used in connection with the Services shall be the exclusive property of Company.

6. No Third party Participation. The Consultant shall not utilize the services of persons to assist the Consultant under this Agreement without the prior written consent of the Company, which consent shall not be unreasonably withheld by the Company. Unless otherwise agreed to, the obligations for compensation to any approved third persons shall be solely the responsibility of the Consultant.

7. Relationship. Nothing contained herein shall create or be deemed to create any agency, partnership or joint venture between the Consultant and the Company. The Consultant shall not make any representations, warranties or commitments which purport to bind the Company without the prior written consent of the Company. The Company shall not make any representations, warranties or commitments which purport to bind Consultant without the prior written consent of the Consultant.

The Consultant and the Company agree that the Consultant is an independent contractor and not an employee of the Company notwithstanding anything contained herein to the contrary and shall be subject to Company’s direction only as to specific areas of the Company’s interests with respect to which the Company desires the benefit of the Consultant’s services and advice. The Consultant shall perform his duties hereunder as an independent contractor to the Company and nothing herein shall constitute the Consultant as an employee or agent of the Company.

8. Assignments. The Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors, and the assigns of the Company. The Company may assign this Agreement to any affiliate of the Company. The Consultant may not assign his interest in this Agreement.

9. Waiver, Modification or Amendment. No waiver of any provision of this Agreement or modification or amendment of the same shall be effective, binding or enforceable unless in writing and signed by the parties hereto.

10. Applicable Law. This Agreement shall be governed by and administered in accordance with the laws of the State of Arizona applicable to agreements made and to be entirely performed therein.

11. Entire Agreement. This Agreement, and Non-Qualified Stock Option Agreement and the Restricted Stock Agreement referenced herein, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements arrangements and understandings, written or oral, relating to the subject matter hereof. The Consultant specifically acknowledges that he has previously received all equity awards and other compensation as a result of his prior services as a member of the Board of Directors of the Company. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE PROVIDENCE SERVICE CORPORATION

By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer

CONSULTANT

/s/ Terence Cryan
Terence Cryan